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                                                                   EXHIBIT 10.45

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, effective as of November 1, 2002, by and between USI INSURANCE SERVICES CORP. a Delaware corporation ("Company") and ROBERT S. SCHNEIDER ("Executive"). Company and Executive are referred to hereinafter as the "Parties".

                                R E C I T A L S :

          WHEREAS, the Company is a wholly owned subsidiary of U.S.I. Holdings Corporation, a Delaware corporation ("USI") and;

          WHEREAS, the Company desires to employ the Executive on the terms and subject to the conditions set forth herein, and Executive is willing to accept such employment on such terms and conditions; and

          WHEREAS, by virtue of such employment, Executive will have access to Confidential Information of the USI Companies; and

          WHEREAS, Executive acknowledges and agrees that the Company (on behalf of itself and the USI Companies) has a reasonable, necessary and legitimate business interest in protecting its own and the USI Companies' Confidential Information, Client Accounts, relationships with Active Prospective Clients, Goodwill and ongoing business, and that the terms and conditions set forth below are reasonable and necessary in order to protect these legitimate business interests.

          NOW THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the Parties, intending to become legally bound, agree as follows:

                               A G R E E M E N T :

1.        DEFINITIONS

          1.1 Specific Definitions. Capitalized terms not defined elsewhere herein shall have the following meanings ascribed to them:

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          "Active Prospective Acquisition" means any business or enterprise engaged in providing USI Business, (i) with which a specified Person (or any of its agents) had engaged in negotiations (whether or not successfully) within the 24 months preceding a specified date, regarding the acquisition of, sale of assets by, or merger or joint venture with, such business or enterprise or (ii) which had been identified by a specified Person (or any of its agents) in the business records of such specified Person within the 24 months preceding a specified date, and actively considered as a candidate, for possible acquisition, merger, sale of assets or joint venture.

          "Active Prospective Client" means any Person, or a group of Persons,
(i) who or which had been identified with reasonable particularity by a specified Person (or any of its agents) in the business records of such specified Person within the 24 months preceding a specified date, with reasonable particularity as a possible client or customer of such specified Person, or (ii) to whom or which a specified Person (or any of its agents) had communicated in the business records of such specified Person within the 24 months preceding a specified date, in writing or otherwise, with respect to the provision of any services that such specified Person provides in the conduct of its business.

          "Change of Control" means the occurrence of any of the following:

          (i) any transaction, or series of related transactions (including any merger or consolidation), the result of which is that any "person" or "group" (as such terms are defined for purposes of the Securities Exchange Act of 1934, as amended), becomes the "beneficial owner" (as so defined in Rule 13-d3 under such Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of 50% or more of USI's aggregate outstanding voting stock (measured by voting power rather than number of shares);

          (ii) USI consolidates with, or merges with or into, any Person, or any Person consolidates with or merges with or into USI, in any such event pursuant to a transaction in which any of the outstanding voting stock of USI is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of USI outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee Person constituting 50% or more (immediately after giving effect to such conversion or exchange) of the aggregate outstanding shares of such voting stock of such surviving or transferee Person or

          (iii) substantially all of USI's assets or earnings power is sold in any transaction or series of related transactions.

          "Client Account" means the account of any client (including, without limitation, any retail insurance agent or broker, individual insured, association and any member thereof, and any insurance carrier or other entity to the extent third party administration claims processing or underwriting is performed by such specified Person for such carrier or other entity) who or which is serviced, as of a specified date, by a specified Person in connection with such specified

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Person's business, regardless of whether such services are provided by, or through the licenses of, such specified Person or any shareholder, employee or agent of such specified Person.

          "Confidential Information" means any information of a specified Person, determined as of a specified date, that is not already generally available to the public (unless such information has entered the public domain and become available to the public through fault on the part of the Party to be charged hereunder), all of which the Parties agree constitute trade secrets under the governing trade secrets law, including but not limited to:

          (i) the identity of any client (including, without limitation, any retail insurance agent or broker, individual insured, association and any member thereof, and any insurance carrier or other entity to the extent third party administration claims processing or underwriting is performed by such specified Person for such carrier or other entity) whose account constituted a Client Account of such specified Person at any time within the 24 months preceding such specified date, as well as the identity of any Active Prospective Client of such specified Person as of such date;
          (ii) the identity, authority and responsibilities of key contacts at each such client and Active Prospective Client;
          (iii) the service cost burden with respect to each such client and Active Prospective Client;
          (iv) the identities of markets or companies (including, but not limited to, managed care programs, physician networks and the surgical review board) from which insurance coverages or other commitments, benefits or services for clients are obtained, the surgical review boards of such companies and the commission rates and/or fees with respect thereto;
          (v) the types of consulting, third-party administration, employee communication, investment management, managed care, human resource and other services, and insurance coverages, provided or to be provided specifically to any such client or Active Prospective Client, and the internal corporate policies relating thereto;
          (vi) the specific insurance policies purchased by or for such clients or Active Prospective Clients;
          (vii) the expiration dates, commission rates, fees, premiums and other terms and conditions of such policies;
          (viii) the risk specifications and other characteristics, and claims loss histories of such clients or Active Prospective Clients;
          (ix) the nature of programs and plans, including their design, funding and administration, demographic characteristics and any other information supplied by, or developed for, such clients or Active Prospective Clients;
          (x) operations manuals, prospecting manuals and guidelines, pricing policies and related information, marketing manuals and plans, and business strategies, techniques and methodologies;
          (xi) financial information, including information set forth in internal records, files and ledgers, or incorporated in profit and loss statements, fiscal reports and business plans;

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          (xii)  Active Prospective Acquisitions of such specified Person as of such date, and all financial data, pricing terms, information memoranda and due diligence reports relating thereto;
          (xiii) Technology and e-commerce strategies, business plans and implementations, inventions, algorithms, computer hardware, software and applications (including but not limited to any source code, object code, documentation, diagrams, flow charts, associated with the development or use of the foregoing computer software);
          (xiv) all internal memoranda and other office records, including electronic and data processing files and records; and (xv) any other information constituting a trade secret under the governing trade secrets law.

          "Goodwill" means the expectation of continued patronage from Client Accounts and new patronage from prospective clients.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, or a governmental entity (or any department, agency, or political subdivision thereof).

          "USI Company" means any USI Company to which Executive provides services on behalf of the Company during the term of this Agreement.

          "USI Business" means the businesses provided by any of the USI Companies (including, without limitation, the providing of (i) insurance agency and brokerage, and related insurance services, including, without limitation, risk management and loss control, medical bill review, utilization review, cost containment, analysis of loss exposures and designs, catastrophic case management, loss reserves and rate reviews, performance of cash flow studies, administration of risk funding and transfer techniques, captive company formation, self-insurance consulting, reinsurance and excess stop loss (both specific and aggregate) placement, management of insurance programs (including programs with respect to membership associations and congregations), third party administration, actuarial and administrative services for pension and health plans, compensation programs and employee communications; (ii) managed care consulting services and related legal assistance; (iii) human resource and employee compensation consulting services and related legal assistance; and (iv) any insurance or financial services relating to any of the foregoing).

          "USI Companies" means USI, its subsidiaries (including the Company), its "affiliates" and "associates" (as defined in Rule 12b-2 of the regulations promulgated under the Exchange Act, without regard to whether any party is a "registrant" under such Act), and any of their successors or assigns.

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2.        POSITION, RESPONSIBILITIES AND TERM

          2.1. Executive's Position. On the terms and subject to the conditions set forth in this Agreement, the Company shall employ Executive to serve as Executive Vice President of Finance and Administration of the Company and USI. Executive shall report to the CEO of USI (the "USI CEO").

          2.2 Executive's Responsibilities. The Executive shall perform all duties customarily attendant to these positions and shall perform such services and duties commensurate with such positions as may from time to time be reasonably prescribed by the USI CEO.

          2.3 No Conflicts of Interest. Executive further agrees that throughout the period of his employment hereunder, he will not perform any activities or services, or accept such other employment which would be inconsistent with this Agreement, the employment relationship between the Parties, or would interfere with or present a conflict of interest concerning Executive's employment with USI or the Company; provided, that Executive shall be permitted to serve on the boards of directors of such other companies as the USI CEO shall approve, such approval not to be unreasonably withheld, and that Executive may make personal investments and may act as a director and engage in other activities for any charitable, educational, or other nonprofit institution, as long as such investments and activities do not materially interfere with the performance of Executive's duties hereunder. Executive agrees to adhere to and comply with any and all business practices and requirements of ethical conduct set forth in writing from time to time by the Company in its employee manual or similar publication.

          2.4. Term. Executive shall be employed for a five-year term commencing on November 1, 2002, and ending on October 31, 2007, unless sooner terminated in accordance with the provisions of Section 8 of this Agreement; provided however that such employment shall be automatically extended on the same terms and conditions as contained herein, unless the Company provides Executive written notice, no later than 120 days prior to the then scheduled termination of employment, of its intent not to extend such employment. The foregoing term of employment shall be referred to hereinafter as the "Term".

3.        ACCEPTANCE

          3.1 Executive hereby accepts such employment and agrees that throughout the period of employment hereunder, Executive will devote his full business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in the furtherance of the business of the USI Companies.

4.        COMPENSATION

          4.1. Base Salary. As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay Executive, and Executive agrees to accept, a base salary ("Base Salary") during employment hereunder at the annual rate of not less than $250,000; provided, however, that the USI CEO may determine to increase but not decrease the

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Executive's Base Salary in such amount as the USI CEO may determine. The Base
Salary shall be payable in equal installments by the Company according to its normal payroll practices.

          4.2 Performance Bonus. As additional compensation for the services to be rendered by Executive hereunder, Executive shall be eligible to receive from time to time during the term hereof, a bonus under the USI Management Incentive Plan, as may be amended from time to time at the sole discretion of the Board or Compensation Committee of the Board (the "USI Plan"). As Executive Vice President of Finance and Administration of the Company, Executive is entitled to a percentage of Base Salary award which is in turn based upon the USI Companies performance criteria set forth in the USI Plan. At no time during the Term hereof will Executive's "target" award opportunity be any less than 60% of Executive's then Base Salary and will Executive's "threshold" award opportunity be any less than 48% of Executive's then Base Salary. Any awards under the USI Plan which exceed target performance will be in such amount as the USI CEO may determine, and any decision of USI CEO shall be in his sole and unreviewable discretion. Any award under the USI Plan will be paid to the Executive no later than 90 days following the end of the performance year.

          4.3 2002 Equity Incentive Plan. As additional compensation for the services to be rendered by Executive hereunder, Executive shall be eligible to receive from time to time during the Term hereof, stock based compensation awards under the 2002 Equity Incentive Plan, as may be amended from time to time at the sole discretion of the Board or Compensation Committee of the Board.

          4.4 Benefits. In addition to such compensation, Executive shall be entitled to the benefits which are afforded generally, from time to time to USI executive employees. Notwithstanding the foregoing, nothing contained in this Agreement shall require the USI Companies to establish, maintain or continue any of the group benefits plans already in existence or hereafter adopted for the employees of the USI Companies, or restrict the right of the USI Companies to amend, modify or terminate such group benefit plans in a manner which does not discriminate against Executive as compared to other executive employees of USI Companies.

          4.5 Vacation. Executive shall be entitled to vacation time and holidays as are provided in general to executive employees of the USI Companies, in accordance with usual practices and procedures, but shall in any event, be entitled to no less than four weeks of vacation per year. Without limiting the foregoing, Executive shall not be entitled to any additional compensation for any unused vacation time.

5.        EXPENSES

          5.1 The Company shall reimburse Executive, in accordance with Company policy, for all expenses reasonably and properly incurred by Executive in connection with the performance of Executive's duties hereunder and the conduct of the business of the Company, upon the submission to the Company (or its designee) of appropriate vouchers therefor.

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6.        CONFIDENTIAL INFORMATION AND PROPERTY

          6.1. Property of the Company. Executive acknowledges and agrees that all premiums, commissions, fees and other forms of compensation, and all Confidential Information of the USI Companies relating thereto, which Executive generates in the course of providing, directly or indirectly, any USI Business during the Term hereof (including such items resulting from or relating to services provided by Executive to the USI Companies), shall be the sole property of the USI Companies, as the case may be.

          6.2. Confidentiality during Term. During the Term hereof, Executive will not use, or disclose to any Person, any Confidential Information (determined as of any date during the Term hereof) of any USI Company, except
(a) in the normal course of business on behalf of such USI Company (b) with the prior written consent of such USI Company or (c) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Executive shall notify such USI Company as promptly as practicable (and, if possible, prior to the making of such disclosure). In addition, Executive will use reasonable efforts to prevent any such prohibited use or disclosure by any other person.

          6.3. Confidentiality following Term. Following the Term hereof, Executive will not use, or disclose to any Person, any Confidential Information (determined as of the date of termination of Executive's employment with the Company) of any USI Company, except (a) with the prior written consent of such USI Company or (b) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Executive shall notify such USI Company as promptly as practicable (and, if possible, prior to the making of such disclosure). In addition, Executive will use reasonable efforts to prevent any such prohibited use or disclosure by any other person.

7.        NON-SOLICITATION, NON-COMPETITION AND CONFLICTS OF INTEREST

          7.1. Non-Solicitation. Except in the normal course of business on behalf of any USI Company, Executive agrees that he will not, directly or indirectly, (a) solicit, sell, provide or accept any request to provide, or induce the termination, cancellation or non-renewal of, any USI Business from or by any person, corporation, firm or other entity whose account constituted a Client Account of such USI Company, at any time within the 24 months preceding the earlier of the date of such act or the date of termination of Executive's employment with USI and the Company or (b) solicit, offer, negotiate or otherwise seek to acquire any interest in any Active Prospective Acquisition of such USI Company, determined as of the earlier of the date of such act or the effective date of termination of Executive's employment with USI and the Company. The restrictions contained in this Section 7.1 shall apply throughout the Term hereof and thereafter until two (2) years after the effective date on which Executive's employment with USI and the Company, or there respective successors in interest, terminates.

          7.2. Non-Competition. In consideration of the payments and benefits to be received by Executive under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive, Executive agrees that, during the Non-Competition Period (as hereinafter defined), Executive will refrain from carrying on any

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business, directly or indirectly, which provides any USI Business, except (i) in the normal course of business on behalf of any USI Company during the term of Executive's employment under this Agreement or (ii) with the Company's prior written consent. The term "carrying on any business" shall mean to act as a sole proprietor, partner, member of a limited liability company, stockholder, officer, director, employee, manager, trustee, agent, advisor, joint venturer, or consultant of, with or to, any business, or otherwise to own, manage, operate, control or participate in the ownership, management, operation or control of, or engage in, any business. The Non-Competition Period shall mean the period beginning on the effective date of this Agreement and ending on the first anniversary of the date of Executive's termination of employment. It is expressly agreed that this Section 7.2 is not intended to restrict or prohibit the ownership by Executive of stock or other securities of a publicly-held corporation in which Executive does not (a) possess beneficial ownership of more than 5% of the voting capital stock of such corporation or (b) participate in any management or advisory capacity. In addition, it is also agreed that this
Section 7.2 shall not prohibit Executive from serving as a director pursuant to the terms of Section 2.3 during the term of his employment under this Agreement. It is the desire and intent of the parties that the provisions of this Section
7.2 shall be enforced under the laws and public polices applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 7.2 is adjudicated to be invalid or unenforceable or shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable laws and such provision shall be deemed modified and amended to the extent necessary to render such provision enforceable in such jurisdiction. If Executive challenges the enforceability of the provisions of this Section 7.2 in whole or in part, Executive shall, immediately upon such challenge, forfeit any right to any payments and benefits under this Agreement that he has not already received

          7.3. No Hiring. Executive further agrees that he will not, directly or indirectly, solicit the employment, consulting or other services of any other employee or independent producer of any USI Company or otherwise induce any of such employees to leave such USI Company's employment or to breach an employment or independent producer agreement therewith. The restrictions contained in this
Section 7.3 shall apply throughout the Term hereof and thereafter until two (2) years following the date on which Executive's employment with USI and the Company or their respective successors in interest terminates.

          7.4 Non-disparagement. Subject to obligations under applicable laws and regulations, in the event of a termination of this Agreement, neither the Executive nor any of the USI Companies or their senior officers or directors, shall publicly make any statements or comments that disparage the reputation of the Executive, or any of the USI Companies or their senior officers or directors.

          7.5. Miscellaneous. Without limiting the provisions of Section 16, in the event of any assignment by the Company permitted under such section, the restrictive periods contained in this Section 7 shall be determined by reference to the termination of Executive's employment with any permitted assignee of the Company.

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8.        TERMINATION

          8.1 Termination by the Company Without Cause; Failure to Extend. Company shall have the right to terminate Executive's employment hereunder "without cause" by giving Executive written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice. The Company may also give notice of its election not to extend Executive's employment hereunder for an additional Term. In the event of such termination, or in the event of a failure to extend Executive's employment hereunder for an additional Term under the same terms and conditions, the Company shall (i) pay Executive his unpaid Base Salary through the effective date of termination and any business expenses remaining unpaid on the effective date of the termination for which Executive is entitled to be reimbursed under
Section 5 of this Agreement, (ii) pay Executive an amount per month equal to one-twelfth the sum of (1) his then adjusted Base Salary plus (2) an amount equal to Executive's target bonus set by the Board that he would have otherwise received (but for such termination) for the year in which such termination occurred for the period commencing on the date following the date of termination and ending on the date which is twelve (12) months following the effective date of termination; and (iii) either continue to provide Executive with healthcare coverage under the plan in which Executive participates immediately prior to the effective date of such termination (where Executive remains eligible to participate, and in accordance with the terms thereof) or in the event Executive no longer remains eligible to participate under such healthcare plan, to reimburse Executive for the amount of the premium Company would have paid for Executive's healthcare coverage had Executive remained employed hereunder, in each case until (A) the date which is twelve (12) months following the effective date of termination or (B) the commencement of Executive's coverage under another employer's healthcare plan; provided, however, that without limiting any other remedy available hereunder, all payments described in the Section 8.1 shall immediately terminate upon an arbitrator's or judge's determination that Executive has breached the provisions of Section 6 or 7 hereof.

          8.2 Termination by the Company for Cause. The Company shall have the right to terminate this Agreement and Executive's employment hereunder "for cause" by giving Executive written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice. In the event of such termination, the Company shall pay to Executive (a) his unpaid Base Salary through the effective date of the termination, and (b) any business expenses remaining unpaid on the effective date of the termination for which Executive is entitled to be reimbursed under Section 5 of this Agreement. For the purpose of this Agreement, "for cause" shall mean (i) commission of a willful and material act of dishonesty in the course of Executive's duties hereunder, (ii) conviction by a court of competent jurisdiction of a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude, (iii) Executive's performance under the influence of controlled substances, or continued habitual intoxication, during working hours, after the Company shall have provided written notice to Executive and given Executive 30 days within which to commence rehabilitation with respect thereto, and Executive shall have failed to commence such rehabilitation or continued to perform under the influence after such rehabilitation, (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism which shall not have been cured within 90 days after the Company shall have advised Executive in writing of its intention to terminate Executive's employment in accordance with the provisions of this

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Section 8.2, in the event such condition shall not have been cured, (v)
Executive's personal, willful and continuing misconduct or refusal to perform duties and responsibilities described in Section 1 above, or to carry out directives of the USI CEO, which, if capable of being cured, shall not have been cured within 90 days after the Company shall have advised Executive in writing of its intention to terminate Executive's employment in accordance with the provision of this Section 8.2 or (iv) material non-compliance with the terms of this Agreement, including but not limited to any breach of Section 6 or Section 7 of this Agreement.

          8.3 Termination by Executive for Good Reason. Executive shall have the right to terminate this Agreement and his employment hereunder for "good reason," if (i) there is a Change of Control, and, within one year following such Change of Control, Executive terminates his employment hereunder due to the material diminution of his duties and responsibilities, as set forth herein, or
(ii) default by the Company in the payment of or otherwise failure by the Company to pay in a timely fashion after demand therefor any material sum due to the Executive pursuant to this Agreement; provided that Executive shall give the Company prior written notice of the reason therefore and a period of 30 days following receipt by the Company of such notice shall have lapsed and the matters which constitute or give rise to such "good reason" shall not have been cured or eliminated by the Company. In the event of such termination, Executive shall be entitled to receive the same payments and benefits as would be provided under Section 8.1 in the event of a termination without cause.

          8.4 Termination by Executive Without Good Reason. Executive shall have the right to terminate this Agreement and his employment hereunder by giving the Company not less than ninety (90) days prior written notice to that effect. The termination of employment shall be effective on the date specified in such notice. In the event that such notice is given, the Company may require Executive to leave immediately, in which event, Executive must be compensated under this Agreement for the notice period in a manner commensurate to the compensation Executive would have received during the notice period had his employment not been terminated by him. In the event of such termination, Executive shall be entitled to receive the same payments as would be provided under Section 8.2 in the event of termination for cause.

          8.5    DEATH, INCAPACITATION OR DISABILITY.

                 a. Death. If Executive dies during his employment hereunder, this Agreement shall terminate upon the date of Executive's death. In the event of any such termination, the Company shall pay to Executive's representative or his estate any unpaid Base Salary through the effective date of termination and any business expenses remaining unpaid on the effective date of the termination for which Executive is entitled to be reimbursed under
Section 5 of this Agreement.

                 b. Incapacitation or Disability. In the event that Executive is incapacitated or disabled by reason of illness or physical or mental disability from performing Executive's duties hereunder (which shall be deemed to have occurred (i) when Executive has receive total disability benefits under the Company's long-term group disability policy for a continuous period of six (6) months or, if no policy is then in effect, (ii) when such incapacity or disability shall have existed for either (A) one continuous period of six months or (B) a total of seven

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months out of any twelve consecutive months), the Company shall have the right to terminate Executive's employment hereunder by giving Executive 30 days prior written notice to that effect. In the event of any such termination, the Company shall pay to Executive any unpaid Base Salary through the effective date of termination and any business expenses remaining unpaid on the effective date of the termination for which Executive is entitled to be reimbursed under Section 5 of this Agreement.

9.        REMEDIES

          9.1. Equitable Relief. Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that it would be extremely difficult or impracticable to replace such services, that the material provisions of this Agreement are of crucial importance to the Company and that any damage caused by the breach of Sections 6 or 7 of this Agreement would result in irreparable harm to the business of the Company for which money damages alone would not be adequate compensation. Accordingly, Executive agrees that if he violates Sections 6 or 7 of this Agreement, the Company shall, in addition to any other rights or remedies of the Company available at law, be entitled to equitable relief in any court of competent jurisdiction, including, without limitation, temporary injunction and permanent injunction.

          9.2 Arbitration. The Parties agree that any controversy, claim or dispute arising out of or relating to Executive's employment hereunder, or the termination of such employment, shall be settled by arbitration before a mutually selected arbitrator to be held in the State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The Parties agree that Executive's sole remedy for a breach of this Agreement shall be monetary damages. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the Parties consent to the jurisdiction of the courts of the State of New York for this purpose. The arbitrator shall determine which Party or Parties shall be entitled to costs and expenses (including reasonable attorneys' fees) resulting from such dispute or controversy. If such controversy, claim or dispute involves a claim (including, without limitation, claims, arising under Section 6 or 7) for injunctive or other equitable relief, and suit or cross-claim for such relief is filed in a court of competent jurisdiction, the litigation shall be bifurcated to the extent feasible, to the end that all issues other than those injunctive or equitable issues required to be determined by the court shall be determined by arbitration as hereinabove required.

10.       WITHHOLDING

          10.1 Each payment to Executive under this Agreement shall be reduced by any amounts required to be withheld by the Company from time to time under applicable laws and regulations then in effect.

11.       ENTIRE AGREEMENT; NO AMENDMENT

          11.1 No agreements or representations, oral or otherwise, express or implied, have been made by either Party, with respect to Executive's employment by any USI Company, that

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are not set forth expressly in this Employment Agreement. Except as provided for hereinafter, this Agreement supersedes and cancels any prior agreement entered into between Executive and the Company or its predecessors relating to Executive's employment by any USI Company. No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the Party against whom enforcement thereof is sought.

12.       NOTICES

          12.1 All notices, demands and requests of any kind which either Party may be required or may desire to serve upon the other Party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service, which provides written verification of receipt, or by registered or certified mail return receipt requested, or by telecopy, provided that the telecopy is promptly followed by delivery of hard copy of such notice which provides written verification of receipt (each, a "Notice"). Any such Notice delivered by registered or certified mail shall be deposited in the United States mail with postage thereon fully prepaid, or if by courier then deposited with the courier. All Notices shall be addressed to the Parties to be served as follows:

(a)       If to the Company, at
          USI Insurance Services Corp.
          50 California Street, 24th Floor
          San Francisco, CA 94111
          Attn: Chief Executive Officer
          Telephone: (415) 983-0100
          Facsimile:  (415) 983-0101

          Copy to:
          USI Insurance Services Corp.
          50 California Street, 24th Floor
          San Francisco, CA 94111
          Attn: General Counsel
          Telephone: (415) 983-0100
          Facsimile:  (415) 837-1650

(b)       If to Executive, at
          Robert S. Schneider
          11833 Sea Star Dr.
          Indianapolis IN 46256

          Either of the Parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other Party given under this Section. All such notices, requests, demands, and other communications shall be effective when received at the respective address set forth above or as then in effect pursuant to any such change.

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13.       WAIVERS

          13.1 No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

14.       GOVERNING LAW

          14.1 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

15.       SEVERABILITY

          15.1 The provisions of this Agreement are intended to be interpreted in a manner which makes them valid, legal, and enforceable. In the event any provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable, such provision shall be modified or restricted to the extent and in the manner necessary to render it valid, legal, and enforceable. It is expressly understood and agreed between Executive and the Company that such modification or restriction may be accomplished by mutual accord between the Parties or, alternatively, by disposition of an arbitrator or a court of law. If such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any of the remaining provisions.

16.       ASSIGNMENT

          16.1 Executive may not assign any rights (other than the right to receive income hereunder) under this Agreement without the prior written consent of the Company. This Agreement may be assigned without the consent of Executive, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of the assignee hereof.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              USI INSURANCE SERVICES CORP.

                                        By:   /s/ David L. Eslick
                                              --------------------------------
                                              Name: David L. Eslick
                                                    --------------------------
                                              Title: Chairman, President & CEO
                                                     -------------------------

                                               /s/ Robert S. Schneider
                                              ------------------------------
                                              ROBERT S. SCHNEIDER

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